UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 5, 2013
Spherix Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6430 Rockledge Drive, Suite 503, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-897-2540 _____________________________________________________ (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment on Form 8-K/A (the "Amendment") amends the Current Report for Spherix Incorporated (the "Company") on Form 8-K, as initially filed with the Securities and Exchange Commission (the "SEC") on February 7, 2013 and amended on September 24, 2013 (the "Original Report"). The purpose of this Amendment is to attach a revised Exhibit 99.1, which references the date of such agreement as February 5, 2013. This Amendment is an amendment and restatement of the Original Report, as amended, in its entirety in order to provide a complete presentation. The parties resolved all open issues on such date (February 5, 2013) and have agreed to a revised date to reference the actual agreement date being "as of" February 5, 2013.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On February 1, 2013, the Board of Directors of Spherix Incorporated (the “Company”) approved a retention understanding, effective as of January 22, 2013, with Robert A. Lodder, Ph.D. as the Company’s President and Principal Executive Officer through June 30, 2013 presented in Exhibit 99.1 the Retention Agreement with Robert A. Lodder, Ph.D. Such agreement was not accepted by the Company and Mr. Lodder until February 5, 2013.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Retention Agreement dated as of February 5, 2013, by and between Robert A. Lodder, Ph.D. and the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated (Registrant)
By: /s/ Anthony Hayes Chief Executive Officer
Date: October 21, 2013